EXHIBIT A

                        NATIONAL FUEL EXPLORATION CORP.
                                INCOME STATEMENT
                             JUNE 15-JUNE 30, 2000
                                  (Unaudited)



Operating Revenue:
-----------------
  Gas Sales                                       $        0
  Other Operating Revenue                          3,775,193
                                                  ----------
Operating Revenue                                  3,775,193
                                                  ----------

Operating Expenses:
------------------
  Operation Expenses                                 803,905
  Maintenance Expenses                                     0
  Property, Franchise & Other Taxes                  287,414
  Depreciation, Depletion & Amortization             644,812
  Income Taxes -Net                                  731,509
  Invest Tax Cr Adjust                                     0
                                                  ----------
Operating Expenses                                 2,467,640
                                                  ----------
Operating Income / (Loss)                          1,307,553
                                                  ----------

Income Before Interest Charges                     1,307,553
                                                  ----------

Interest Charges:
----------------
Interest Charges on L/T Debt                               0
Intercompany Interest Expense                        226,526
Other Interest Expenses                              213,312
                                                  ----------
Interest Charges                                     439,838
                                                  ----------

Income Before Cumulative Effect                      867,715
                                                  ----------

Net Income / (Loss)                               $  867,715
                                                  ==========


See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 1999 and in
Item 1 of Part I of National Fuel Gas Company's Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000.